Exhibit 10.1

Marc Prieur
Via Bertaccio 6
6900 Lugano

Mezzovico, April 14th 2021

Addendum to the employment contract

Dear Mr Prieur,

we hereby confirm you that effective April 1st 2021, you are entitled to the following insurance policy:

Vita Plus, Insurance Number.74’257’000
–Supplementary 20% of insured annual salary in case of disability (max 180’000 CHF)
–Capital saving 2% of insured annual salary
–2 insured annual salaries in case of death (illness or accident)

The other conditions of your employment contract of December 1st 2019, currently in force, remain unchanged.

Best regards,

Aptar Mezzovico Sa

Marc Prieur

Shiela Vinczeller
Chief Human Resources Officer

Francesco D’Amelio	Alessandra Ronzoni
Vice President Finance & Controlling, CHC	Head of Human Resources